UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2021

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Receives Initial Orders to Supply Advanced Riot Control Products for the US Market

Minnesota Based Veteran Enterprises, LTD will Assemble and Market Lamperd Riot Control Products to US Police and Other Security Agencies

SARNIA, ON / January 12, 2021 / Lamperd Less Lethal, Inc. (OTC PINK:LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, has received initial orders for new distributor Veteran Enterprises, LTD of Minnesota. A purchase order and full payment was received by Lamperd from our Master Parts Distributor, EJC Security Services, Inc. of Pittsburgh, PA.

To facilitate the delivery process, Lamperd is manufacturing and shipping only inert components to EJC Securities which will then deliver them to Veteran Enterprises. This makes transport and regulatory compliance much simpler and also safer for everyone involved. Veteran Enterprises is licensed to assemble and market products with explosive components so they will perform the final assembly and arming of the Lamperd munitions at their well equipped US facility. Veteran Enterprises is dedicated to serving the needs of veterans in law enforcement and related fields with the best new technologies available. The company places a special focus on green, eco-friendly products for a better environment. The Veteran Enterprises moto is “Veterans helping veterans while building a better, greener tomorrow.”

The initial products ordered for Veteran Enterprises include Lamperd’s 37mm Aerial Burst Pepper Spray munitions which are designed to disburse a powerful but harmless pepper compound above a crowd with no harmful debris dropped. Lamperd Aerial Burst rounds are unique in that they cannot be thrown or kicked back at peace officers like traditional pepper or tear gas products. Just one of these rounds can control an area of 200 square feet with effects lasting on individuals for up to 20 minutes, so this is a versatile tool for disbursing rioters. Lamperd 37mm Wasp Impact Rounds are also included in this first order. These less lethal rubber rounds have been proven very effective at stopping aggressive individuals, thereby giving peace offices a valuable alternative to the use of deadly force projectiles.

Barry Lamperd, CEO of Lamperd Less Lethal, Inc. commented, “The recent events at the US Capitol and other locations have clearly illustrated the need for effective riot control products to maintain public order and also ensure that lives are not needlessly lost. We are pleased to be joining with our new US based distributor Veteran Enterprises, to make a positive contribution towards supplying US police and other peace keeping forces with some of the very best products to safely keep order during these difficult times. Lamperd Less Lethal has decades of experience in designing and manufacturing riot control products optimized for both effectiveness and the safety of everyone. In all of Lamperd’s history no one has ever been killed or even seriously injured by any Lamperd product.”

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About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.Safe Harbor for Forward-Looking Statements:This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal

Barry Lamperd on Twitter: Https://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: January 12, 2021	By:	/s/ Barry Lamperd
Barry Lamperd
President

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